Exhibit 99.1

Kilroy Realty

Q3 2022 Supplemental Financial Report

Cytokinetics

KILROY

Q3 2022 Supplemental Financial Report

This Supplemental Financial Report contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, information concerning lease expirations, debt maturities, potential investments, development and redevelopment activity, projected construction costs, dispositions and other forward-looking financial data. In some instances, forward-looking statements can be identified by the use of forward-looking terminology such as “expect,” “future,” “will,” “would,” “pursue,” or “project” and variations of such words and similar expressions that do not relate to historical matters. Forward-looking statements are based on Kilroy Realty Corporation’s current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of Kilroy Realty Corporation’s control. Accordingly, actual performance, results and events may vary materially from those indicated or implied in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions, including periods of heightened inflation, and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California, Texas and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or enactment or implementations of, tax laws or other applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers' financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect Kilroy Realty Corporation’s business and financial performance, see the factors included under the caption “Risk Factors” in Kilroy Realty Corporation’s quarterly report on Form 10-Q for the period ended September 30, 2022 to be filed on October 26, 2022 and in its annual report on Form 10-K for the year ended December 31, 2021, and its other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information and speak only as of the dates on which they are made. Kilroy Realty Corporation assumes no obligation to update any forward-looking statement made in this Supplemental Financial Report that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws.
Pictured on cover page, in order of appearance: 2100 Kettner, San Diego, CA | The Kilroy Stars | Kilroy Oyster Point Phase 1, South San Francisco, CA

01
Corporate Data and Financial Highlights

–Company Background
–Executive Summary
–Financial Highlights
–Market Capitalization and Common Stock Data
–Net Income Available to Common Stockholders / FFO Guidance and Outlook
–Consolidated Balance Sheets
–Consolidated Statements of Operations
–Funds From Operations and Funds Available for Distribution
–Net Operating Income

Q3 2022 Supplemental Financial Report

Company Background

Kilroy Realty Corporation (NYSE: KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is a leading U.S. landlord and developer, with operations in San Diego, Greater Los Angeles, the San Francisco Bay Area, Greater Seattle and Austin, Texas. The Company has over seven decades of experience developing, acquiring and managing office, life science and mixed-use real estate assets. At September 30, 2022, the Company’s stabilized portfolio totaled approximately 16.2 million square feet of primarily office and life science space that was 90.8% occupied and 92.6% leased. The Company also has 1,001 residential units in the Los Angeles and San Diego regions, which had an average occupancy of 93.5% for the quarter ended September 30, 2022.

Board of Directors		Executive and Senior Management Team		Investor Relations
John Kilroy	Chairman	John Kilroy	Chief Executive Officer	12200 W. Olympic Blvd., Suite 200 Los Angeles, CA 90064 (310) 481-8400 Web: www.kilroyrealty.com E-mail: investorrelations@kilroyrealty.com
Edward F. Brennan, PhD	Lead Independent	Tyler H. Rose	President
Jolie Hunt		Justin W. Smart	President, Development and Construction
Scott S. Ingraham		Robert Paratte	Executive VP, Leasing and Business Development
Louisa G. Ritter		Heidi R. Roth	Executive VP, Chief Administrative Officer
Gary R. Stevenson		John Osmond	Executive VP, Head of Asset Management	Bill Hutcheson
Peter B. Stoneberg		Eliott Trencher	Executive VP, Chief Investment Officer, Interim Chief Financial Officer	Senior VP, Investor Relations & Capital Markets
		Merryl Werber	Senior VP, Chief Accounting Officer and Controller

Equity Research Coverage

BofA Securities		Jefferies LLC
Camille Bonnel	(416) 369-2140	Jonathan Petersen	(212) 284-1705
BMO Capital Markets Corp.		J.P. Morgan
John P. Kim	(212) 885-4115	Anthony Paolone	(212) 622-6682
BTIG		KeyBanc Capital Markets
Thomas Catherwood	(212) 738-6140	Todd M. Thomas	(917) 368-2286
Citigroup Investment Research		Mizuho Securities USA LLC
Michael Griffin	(212) 816-5871	Vikram Malhotra	(212) 282-3827
Credit Suisse		RBC Capital Markets
Tayo Okusanya	(212) 325-1402	Mike Carroll	(440) 715-2649
Deutsche Bank Securities, Inc.		Robert W. Baird & Co.
Derek Johnston	(210) 250-5683	David B. Rodgers	(216) 737-7341
Evercore ISI		Scotiabank
Steve Sakwa	(212) 446-9462	Nicholas Yulico	(212) 225-6904
Goldman Sachs & Co. LLC		Wells Fargo
Caitlin Burrows	(212) 902-4736	Blaine Heck	(443) 263-6529
Green Street Advisors		Wolfe Research
Daniel Ismail	(949) 640-8780	Andrew Rosivach	(646) 582-9250
Kilroy Realty Corporation is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Kilroy Realty Corporation’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Kilroy Realty Corporation or its management. Kilroy Realty Corporation does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q3 2022 Supplemental Financial Report

Executive Summary

Quarterly Financial Highlights	Quarterly Operating Highlights

• Revenues grew approximately 19% to $276.0 million compared to the prior year	• Stabilized portfolio was 90.8% occupied and 92.6% leased at quarter-end

• Net income available to common stockholders per diluted share of $0.68, including	◦In August, added 2100 Kettner, 12400 High Bluff Drive and 12340 El Camino
a $0.15 per share gain on sale of an operating property	Real. The three buildings total 495,938 square feet and are 59% occupied and
64% leased as of the date of this report
• FFO per diluted share of $1.17, an increase of approximately 20% compared to
the prior year	• 460,408 square feet of leases commenced in the stabilized portfolio

• Same Store NOI increased 2.2% compared to the prior year	• 132,072 square feet of leases executed, including 5,524 square feet in the development portfolio
• Same Store Cash NOI increased 6.4% compared to the prior year
◦GAAP rents increased approximately 16.8% from prior levels

◦Cash rents increased approximately 1.2% from prior levels

Capital Markets Highlights	Strategic Highlights

• As of the date of this report, approximately $1.6 billion of total liquidity comprised	• In August, completed the sale of 3130 Wilshire, a 96,085 square foot operating
of approximately $330.0 million of cash and cash equivalents, $200.0 million	property in the Greater Los Angeles region for gross proceeds of $48.0 million available under the new unsecured term loan facility and full availability under the
$1.1 billion unsecured revolving credit facility	• In October, signed 223,035 square feet of new and renewing leases in the development and stabilized portfolios, including 27,945 square feet at 2100
• In October, entered into a $400.0 million unsecured term loan facility and made an	Kettner and 50,671 square feet at Indeed Tower
initial draw of $200.0 million. The facility bears variable interest subject to a
ratings-based grid, currently calculated as one-month Adjusted Secured Overnight	◦GAAP rents increased approximately 45.5% from prior levels
Financing Rate (SOFR) plus 95-basis points, has a delayed draw feature
and is scheduled to mature in October 2026 (inclusive of two twelve-month	◦Cash rents increased approximately 18.5% from prior levels
extensions at the Company's option). The facility also includes a $100.0 million accordion feature

________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 37-39 “Definitions Included in Supplemental.”

Q3 2022 Supplemental Financial Report

Financial Highlights
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended
	9/30/2021	12/31/2021 (1)	3/31/2022	6/30/2022	9/30/2022 (1)

INCOME ITEMS:
Capitalized Interest and Debt Costs	$23,447	$21,773	$19,098	$19,491	$19,677
Cash Lease Termination Fees (2)	17,307	2,139	637	374	165
Net Income Available to Common Stockholders	47,028	47,646	53,128	47,105	79,757
Net Income Available to Common Stockholders per common share – diluted (3)	$0.40	$0.40	$0.45	$0.40	$0.68
Funds From Operations per common share – diluted (4)	$0.98	$1.05	$1.16	$1.17	$1.17
RATIOS:
Net Operating Income Margins	71.3%	73.5%	72.5%	71.5%	70.6%
Fixed Charge Coverage Ratio	3.8x	4.4x	4.5x	4.6x	4.5x
FFO Payout Ratio	52.7%	48.7%	44.5%	44.0%	45.6%
FAD Payout Ratio	54.1%	68.7%	55.3%	54.4%	54.7%

______________________________________________________
Note: Definitions for commonly used terms in this Supplemental Financial Report are on pages 37-39 “Definitions Included in Supplemental.”
(1)Net Income Available to Common Stockholders also includes $17.3 million and $5.3 million of gains on sale of depreciable operating properties for the three months ended September 30, 2022 and December 31, 2021, respectively.
(2)Represents cash receipts of lease termination fees in the period they are received, which may not correspond to the timing of GAAP revenue recognition of the lease termination fee over the remaining term of the lease.
(3)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(4)Please refer to page 8 for reconciliations of GAAP Net Income Available to Common Stockholders to Funds From Operations available to common stockholders and unitholders and Funds Available for Distribution to common stockholders and unitholders and page 9 for a reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution to common stockholders and unitholders.
(5)Please refer to pages 40-41 for reconciliations of GAAP Net Income Available to Common Stockholders to Net Operating Income and EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Q3 2022 Supplemental Financial Report

Market Capitalization and Common Stock Data
(unaudited, $ and shares/units in thousands, except per share amounts)
Market Capitalization (1)

Dividends per common share (2)	$0.52	$0.52	$0.52	$0.52	$0.54
Closing common shares (3)	116,462	116,464	116,716	116,871	116,877
Closing common partnership units (3)	1,151	1,151	1,151	1,151	1,151
	117,613	117,615	117,867	118,022	118,028

______________________________________________________
(1)Please refer to page 31 for additional information regarding our capital structure.
(2)Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(3)As of the end of the period.

Q3 2022 Supplemental Financial Report

Net Income Available to Common Stockholders / FFO Guidance and Outlook
(unaudited, $ and shares/units in thousands, except per share amounts)

The Company is providing an updated guidance range of NAREIT-defined FFO per diluted share for its fiscal year 2022 of $4.62 to $4.68 per share with a midpoint of $4.65 per share.

	Full Year 2022 Range
	Low End	High End
Net income available to common stockholders per share - diluted	$1.89	$1.95

Weighted average common shares outstanding - diluted (1)	117,200	117,200

Net income available to common stockholders	$222,000	$229,000
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	2,400	2,800
Net income attributable to noncontrolling interests in consolidated property partnerships	23,500	24,000
Depreciation and amortization of real estate assets	355,000	355,000
Gains on sales of depreciable real estate	(17,500)	(17,500)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(35,250)	(36,250)
Funds From Operations (2)	$550,150	$557,050

Weighted average common shares and units outstanding - diluted (3)	119,000	119,000

FFO per common share/unit - diluted (3)	$4.62	$4.68

Updated 2022 assumptions:
•Same Store Cash NOI growth of 6.0% to 6.5% (2)
•Total remaining development spending of approximately $100.0 million to $150.0 million
•Dispositions of $48.0 million
________________________
(1)Calculated based on estimated weighted average shares outstanding including non-participating share-based awards.
(2)See pages 35-36 for Management Statements on Funds From Operations and Same Store Cash Net Operating Income.
(3)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding. Reported amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.

The Company’s guidance estimates for the full year 2022, and the reconciliation of net income available to common stockholders per share - diluted and FFO per share and unit - diluted included within this report, reflect management’s views on current and future market conditions, including assumptions with respect to rental rates, occupancy levels, and the earnings impact of the events referenced in this report. Although these guidance estimates reflect the impact on the Company’s operating results of an assumed range of future disposition activity, these guidance estimates do not include any estimates of possible future gains or losses from possible future dispositions because the magnitude of gains or losses on sales of depreciable operating properties, if any, will depend on the sales price and depreciated cost basis of the disposed assets at the time of disposition, information that is not known at the time the Company provides guidance, and the timing of any gain recognition will depend on the closing of the dispositions, information that is also not known at the time the Company provides guidance and may occur after the relevant guidance period. We caution you not to place undue reliance on our assumed range of future disposition activity because any potential future disposition transactions will ultimately depend on the market conditions and other factors, including but not limited to the Company’s capital needs, the particular assets being sold and the Company’s ability to defer some or all of the taxable gain on the sales. These guidance estimates also do not include the impact on operating results from potential future acquisitions, possible capital markets activity, possible future impairment charges or any events outside of the Company’s control. There can be no assurance that the Company’s actual results will not differ materially from these estimates.

Q3 2022 Supplemental Financial Report

Consolidated Balance Sheets
(unaudited, $ in thousands)

	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021

ASSETS:
Land and improvements	$1,743,194	$1,713,152	$1,715,192	$1,731,982	$1,702,423
Buildings and improvements	7,693,247	7,530,547	7,509,311	7,543,585	7,282,341
Undeveloped land and construction in progress	2,183,071	2,272,508	2,158,279	2,017,126	2,237,742
Total real estate assets held for investment	11,619,512	11,516,207	11,382,782	11,292,693	11,222,506
Accumulated depreciation and amortization	(2,150,060)	(2,104,990)	(2,034,193)	(2,003,656)	(1,962,730)
Total real estate assets held for investment, net	9,469,452	9,411,217	9,348,589	9,289,037	9,259,776
Cash and cash equivalents	249,981	210,044	331,685	414,077	348,417
Restricted cash	13,009	13,008	13,007	13,006	13,042
Marketable securities	22,390	22,988	25,829	27,475	27,285
Current receivables, net	15,885	13,268	12,107	14,386	11,646
Deferred rent receivables, net	442,987	435,549	420,895	405,665	394,297
Deferred leasing costs and acquisition-related intangible assets, net	214,484	217,026	228,426	234,458	229,334
Right of use ground lease assets	126,708	126,587	126,946	127,302	127,657
Prepaid expenses and other assets, net	65,096	65,554	57,338	57,991	60,063
TOTAL ASSETS	$10,619,992	$10,515,241	$10,564,822	$10,583,397	$10,471,517

LIABILITIES AND EQUITY:
Liabilities:
Secured debt, net	$244,316	$245,680	$247,030	$248,367	$249,690
Unsecured debt, net	3,823,532	3,822,482	3,821,433	3,820,383	3,673,183
Accounts payable, accrued expenses and other liabilities	424,087	357,253	391,920	391,264	441,357
Ground lease liabilities	125,065	125,277	125,414	125,550	125,676
Accrued dividends and distributions	64,271	61,880	61,951	61,850	61,845
Deferred revenue and acquisition-related intangible liabilities, net	176,105	176,845	171,121	171,151	160,687
Rents received in advance and tenant security deposits	82,839	73,273	80,192	74,962	68,441
Total liabilities	4,940,215	4,862,690	4,899,061	4,893,527	4,780,879
Equity:
Stockholders’ Equity
Common stock	1,169	1,169	1,167	1,165	1,165
Additional paid-in capital	5,162,088	5,151,705	5,149,968	5,155,232	5,146,049
Retained earnings	276,138	260,020	274,193	283,663	297,250
Total stockholders’ equity	5,439,395	5,412,894	5,425,328	5,440,060	5,444,464
Noncontrolling Interests
Common units of the Operating Partnership	53,475	53,289	53,472	53,746	53,788
Noncontrolling interests in consolidated property partnerships	186,907	186,368	186,961	196,064	192,386
Total noncontrolling interests	240,382	239,657	240,433	249,810	246,174
Total equity	5,679,777	5,652,551	5,665,761	5,689,870	5,690,638
TOTAL LIABILITIES AND EQUITY	$10,619,992	$10,515,241	$10,564,822	$10,583,397	$10,471,517

Q3 2022 Supplemental Financial Report

Consolidated Statements of Operations
(unaudited, $ and shares in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUES
Rental income	$272,546	$230,720	$804,330	$689,849
Other property income	3,412	1,606	8,313	4,106
Total revenues	275,958	232,326	812,643	693,955
EXPENSES
Property expenses	52,075	40,842	147,421	120,183
Real estate taxes	27,415	24,153	78,718	71,528
Ground leases	1,771	1,708	5,473	5,559
General and administrative expenses	23,524	22,990	68,425	69,482
Leasing costs	1,015	798	3,475	2,373
Depreciation and amortization	81,140	73,213	266,215	222,734
Total expenses	186,940	163,704	569,727	491,859
OTHER INCOME (EXPENSES)
Interest and other income, net	295	976	501	3,686
Interest expense	(19,982)	(16,105)	(60,728)	(59,829)
Gains on sales of depreciable operating properties	17,329	—	17,329	457,831
Total other (expenses) income	(2,358)	(15,129)	(42,898)	401,688
NET INCOME	86,660	53,493	200,018	603,784
Net income attributable to noncontrolling common units of the Operating Partnership	(664)	(460)	(1,695)	(5,700)
Net income attributable to noncontrolling interests in consolidated property partnerships	(6,239)	(6,005)	(18,333)	(17,586)
Total income attributable to noncontrolling interests	(6,903)	(6,465)	(20,028)	(23,286)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$79,757	$47,028	$179,990	$580,498
Weighted average common shares outstanding – basic	116,873	116,457	116,783	116,418
Weighted average common shares outstanding – diluted	117,242	116,963	117,163	116,894
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS PER SHARE
Net income available to common stockholders per share – basic	$0.68	$0.40	$1.53	$4.98
Net income available to common stockholders per share – diluted	$0.68	$0.40	$1.53	$4.96

Q3 2022 Supplemental Financial Report

Funds From Operations and Funds Available for Distribution
(unaudited, $ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

FUNDS FROM OPERATIONS: (1)
Net income available to common stockholders	$79,757	$47,028	$179,990	$580,498
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	664	460	1,695	5,700
Net income attributable to noncontrolling interests in consolidated property partnerships	6,239	6,005	18,333	17,586
Depreciation and amortization of real estate assets	79,410	71,703	261,129	218,171
Gains on sales of depreciable real estate	(17,329)	—	(17,329)	(457,831)
Funds From Operations attributable to noncontrolling interests in consolidated property partnerships	(9,084)	(9,198)	(27,042)	(27,287)
Funds From Operations (1)(2)	$139,657	$115,998	$416,776	$336,837
Weighted average common shares/units outstanding – basic (3)	118,563	118,357	118,591	118,343
Weighted average common shares/units outstanding – diluted (4)	118,933	118,862	118,972	118,820
FFO per common share/unit – basic (1)	$1.18	$0.98	$3.51	$2.85
FFO per common share/unit – diluted (1)	$1.17	$0.98	$3.50	$2.83

FUNDS AVAILABLE FOR DISTRIBUTION: (1)
Funds From Operations (1)(2)	$139,657	$115,998	$416,776	$336,837
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(20,670)	(16,102)	(52,848)	(63,497)
Amortization of deferred revenue related to tenant-funded tenant improvements (2)(5)	(5,017)	(4,084)	(14,221)	(12,999)
Net effect of straight-line rents	(8,838)	(9,823)	(38,722)	(40,721)
Amortization of net below market rents (6)	(2,540)	(1,510)	(8,171)	(3,704)
Amortization of deferred financing costs and net debt discount/premium	805	642	2,442	2,232
Non-cash executive compensation expense (7)	8,419	9,449	21,635	27,622
Lease related adjustments, leasing costs and other (8)	3,287	16,185	8,703	18,797
Adjustments attributable to noncontrolling interests in consolidated property partnerships	1,323	2,226	4,464	3,681
Funds Available for Distribution (1)	$116,426	$112,981	$340,058	$268,248

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(1)See page 36 for Management Statements on Funds From Operations and Funds Available for Distribution. Reported per common share/unit amounts are attributable to common stockholders, common unitholders and restricted stock unitholders.
(2)FFO available to common stockholders and unitholders includes amortization of deferred revenue related to tenant-funded tenant improvements of $5.0 million and $4.1 million for the three months ended September 30, 2022 and 2021, respectively, and $14.2 million and $13.0 million for the nine months ended September 30, 2022 and 2021, respectively. These amounts are adjusted out of FFO in our calculation of FAD.
(3)Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.
(4)Calculated based on weighted average shares outstanding including participating and non-participating share-based awards, dilutive impact of stock options and contingently issuable shares, and assuming the exchange of all common limited partnership units outstanding.
(5)Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(6)Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(7)Includes non-cash amortization of share-based compensation and accrued potential future executive retirement benefits.
(8)Includes other cash and non-cash adjustments attributable to lease-related matters including GAAP revenue recognition timing differences, leasing costs and other.

Q3 2022 Supplemental Financial Report

Reconciliation of GAAP Net Cash Provided by Operating Activities to Funds Available for Distribution
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP Net Cash Provided by Operating Activities	$205,281	$191,094	$484,230	$407,560
Adjustments:
Recurring tenant improvements, leasing commissions and capital expenditures	(20,670)	(16,102)	(52,848)	(63,497)
Depreciation of non-real estate furniture, fixtures and equipment	(1,730)	(1,510)	(5,086)	(4,563)
Net changes in operating assets and liabilities (1)	(54,285)	(47,209)	(48,977)	(36,468)
Noncontrolling interests in consolidated property partnerships’ share of FFO and FAD	(7,761)	(6,972)	(22,578)	(23,606)
Cash adjustments related to investing and financing activities	(4,409)	(6,320)	(14,683)	(11,178)
Funds Available for Distribution (2)	$116,426	$112,981	$340,058	$268,248

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(1)Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.
(2)Please refer to page 36 for a Management Statement on Funds Available for Distribution.

Q3 2022 Supplemental Financial Report

Net Operating Income (1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Operating Revenues:
Rental income (2)	$230,116	$199,371	15.4%	$685,896	$600,822	14.2%
Tenant reimbursements (2)	42,430	31,349	35.3%	118,434	89,027	33.0%
Other property income	3,412	1,606	112.5%	8,313	4,106	102.5%
Total operating revenues	275,958	232,326	18.8%	812,643	693,955	17.1%
Operating Expenses:
Property expenses	52,075	40,842	27.5%	147,421	120,183	22.7%
Real estate taxes	27,415	24,153	13.5%	78,718	71,528	10.1%
Ground leases	1,771	1,708	3.7%	5,473	5,559	(1.5)%
Total operating expenses	81,261	66,703	21.8%	231,612	197,270	17.4%
Net Operating Income	$194,697	$165,623	17.6%	$581,031	$496,685	17.0%

________________________
(1)Please refer to page 34 for Management Statements on Net Operating Income and page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to Net Operating Income.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.

02
Portfolio Data

–Same Store Analysis
–Stabilized Portfolio Occupancy Overview by Region
–Information on Leases Commenced & Leases Executed
–Stabilized Portfolio Capital Expenditures
–Stabilized Portfolio Lease Expirations
–Top Fifteen Tenants
–2022 Operating Property Dispositions
–Consolidated Ventures (Noncontrolling Property Partnerships)

Q3 2022 Supplemental Financial Report

Same Store Analysis (1)
(unaudited, $ in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change

Total Same Store Portfolio
Office Portfolio
Number of properties	110	110		110	110
Square Feet	13,611,238	13,611,238		13,611,238	13,611,238
Percent of Stabilized Portfolio	83.8%	89.6%		83.8%	89.6%
Average Occupancy	91.0%	92.0%		90.7%	91.8%

Operating Revenues:
Rental income (2)	$185,945	$182,346	2.0%	$558,892	$540,328	3.4%
Tenant reimbursements (2)	34,444	30,042	14.7%	96,845	81,040	19.5%
Other property income	2,945	1,507	95.4%	6,789	3,934	72.6%
Total operating revenues	223,334	213,895	4.4%	662,526	625,302	6.0%
Operating Expenses:
Property expenses	43,871	37,687	16.4%	125,266	109,613	14.3%
Real estate taxes	21,671	21,803	(0.6)%	63,722	63,751	0.0%
Ground leases	1,754	1,746	0.5%	5,264	5,559	(5.3)%
Total operating expenses	67,296	61,236	9.9%	194,252	178,923	8.6%
Net Operating Income	$156,038	$152,659	2.2%	$468,274	$446,379	4.9%

Same Store Analysis (Cash Basis) (3)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Total operating revenues	$215,763	$200,759	7.5%	$641,517	$585,999	9.5%
Total operating expenses	67,195	61,132	9.9%	193,941	178,638	8.6%
Cash Net Operating Income	$148,568	$139,627	6.4%	$447,576	$407,361	9.9%

________________________
(1)Same Store is defined as all properties owned and included in our stabilized portfolio as of January 1, 2021 and still owned and included in the stabilized portfolio as of September 30, 2022. Same Store includes 100% of consolidated property partnerships as well as the residential tower at Columbia Square and the residential units at our One Paseo mixed-use project.
(2)Revenue from tenant reimbursements is included in rental income on our consolidated statements of operations.
(3)Please refer to page 40 for a reconciliation of GAAP Net Income Available to Common Stockholders to Same Store Net Operating Income and Same Store Cash Net Operating Income.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region

		Portfolio Breakdown			Occupied at		Leased at
STABILIZED OFFICE PORTFOLIO (1)	Buildings	YTD NOI %	SF %	Total SF	9/30/2022	6/30/2022	9/30/2022

Greater Los Angeles
Culver City	19	1.1%	0.9%	151,908	76.3%	100.0%	76.3%
El Segundo	5	3.5%	6.8%	1,103,595	91.7%	91.7%	91.7%
Hollywood	10	7.5%	7.4%	1,200,419	89.8%	89.9%	90.0%
Long Beach	7	1.7%	5.9%	957,706	76.0%	76.4%	84.8%
West Hollywood	4	0.8%	1.2%	189,459	75.9%	71.8%	80.0%
West Los Angeles	8	4.0%	4.5%	724,986	79.7%	78.9%	90.6%
Total Greater Los Angeles	53	18.6%	26.7%	4,328,073	84.5%	84.9%	88.5%
San Diego County
Del Mar	17	12.5%	11.0%	1,791,487	98.8%	98.5%	99.2%
I-15 Corridor	3	0.8%	2.7%	444,607	67.3%	60.2%	67.3%
Little Italy / Point Loma	2	0.4%	1.9%	312,138	34.4%	100.0%	34.4%
University Towne Center	1	1.1%	1.0%	160,444	100.0%	100.0%	100.0%
Total San Diego County	23	14.8%	16.6%	2,708,676	86.3%	90.9%	86.5%
San Francisco Bay Area
Menlo Park	7	2.0%	2.3%	378,358	76.4%	77.0%	82.5%
Mountain View	3	2.5%	2.8%	457,066	87.2%	87.2%	99.9%
Palo Alto	2	1.3%	1.0%	165,574	100.0%	100.0%	100.0%
Redwood City	2	3.0%	2.1%	347,269	100.0%	100.0%	100.0%
San Francisco	10	27.4%	20.9%	3,394,039	93.0%	91.6%	93.9%
South San Francisco	6	8.3%	5.0%	806,109	100.0%	100.0%	100.0%
Sunnyvale	4	4.0%	4.1%	663,460	100.0%	100.0%	100.0%
Total San Francisco Bay Area	34	48.5%	38.2%	6,211,875	93.8%	93.1%	95.6%
Greater Seattle
Bellevue	2	5.5%	5.7%	919,295	99.3%	99.6%	99.3%
Lake Union / Denny Regrade	8	12.6%	12.8%	2,080,883	97.1%	97.0%	97.1%
Total Greater Seattle	10	18.1%	18.5%	3,000,178	97.7%	97.8%	97.7%
TOTAL STABILIZED OFFICE PORTFOLIO	120	100.0%	100.0%	16,248,802	90.8%	91.4%	92.6%

Average Office Occupancy
Quarter-to-Date	Year-to-Date
91.1%	91.3%
________________________
(1)Includes stabilized retail space, which contributed approximately 2.9% of YTD NOI.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Los Angeles, California
3101-3243 La Cienega Boulevard	Culver City	151,908	76.3%	76.3%
2240 E. Imperial Highway	El Segundo	122,870	100.0%	100.0%
2250 E. Imperial Highway	El Segundo	298,728	96.9%	96.9%
2260 E. Imperial Highway	El Segundo	298,728	100.0%	100.0%
909 N. Pacific Coast Highway	El Segundo	244,880	83.5%	83.5%
999 N. Pacific Coast Highway	El Segundo	138,389	69.3%	69.3%
1350 Ivar Avenue	Hollywood	16,448	100.0%	100.0%
1355 Vine Street	Hollywood	183,129	100.0%	100.0%
1375 Vine Street	Hollywood	159,236	100.0%	100.0%
1395 Vine Street	Hollywood	2,575	100.0%	100.0%
1500 N. El Centro Avenue (1)	Hollywood	113,447	28.8%	28.8%
1525 N. Gower Street	Hollywood	9,610	100.0%	100.0%
1575 N. Gower Street	Hollywood	264,430	100.0%	100.0%
6115 W. Sunset Boulevard	Hollywood	26,238	100.0%	100.0%
6121 W. Sunset Boulevard	Hollywood	93,418	100.0%	100.0%
6255 W. Sunset Boulevard	Hollywood	331,888	87.5%	88.1%
3750 Kilroy Airport Way	Long Beach	10,718	100.0%	100.0%
3760 Kilroy Airport Way	Long Beach	166,761	96.4%	96.4%
3780 Kilroy Airport Way	Long Beach	221,452	82.4%	83.1%
3800 Kilroy Airport Way	Long Beach	192,476	87.7%	87.7%
3840 Kilroy Airport Way (1)	Long Beach	138,441	0.0%	51.8%
3880 Kilroy Airport Way	Long Beach	96,923	100.0%	100.0%
3900 Kilroy Airport Way	Long Beach	130,935	82.8%	91.2%
8560 W. Sunset Boulevard (1)	West Hollywood	76,558	48.8%	59.0%
8570 W. Sunset Boulevard	West Hollywood	49,276	95.6%	95.6%
8580 W. Sunset Boulevard (1)	West Hollywood	6,875	59.0%	59.0%
8590 W. Sunset Boulevard	West Hollywood	56,750	97.4%	97.4%
12100 W. Olympic Boulevard	West Los Angeles	155,679	48.3%	99.0%
12200 W. Olympic Boulevard	West Los Angeles	154,544	90.3%	90.3%
12233 W. Olympic Boulevard	West Los Angeles	156,746	76.1%	76.1%
12312 W. Olympic Boulevard	West Los Angeles	76,644	100.0%	100.0%
2100/2110 Colorado Avenue	West Los Angeles	102,864	100.0%	100.0%
501 Santa Monica Boulevard	West Los Angeles	78,509	81.7%	81.7%
Total Greater Los Angeles		4,328,073	84.5%	88.5%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Diego County, California
12225 El Camino Real	Del Mar	58,401	100.0%	100.0%
12235 El Camino Real	Del Mar	53,751	100.0%	100.0%
12340 El Camino Real	Del Mar	109,307	100.0%	100.0%
12390 El Camino Real	Del Mar	73,238	100.0%	100.0%
12770 El Camino Real	Del Mar	75,035	100.0%	100.0%
12780 El Camino Real	Del Mar	140,591	100.0%	100.0%
12790 El Camino Real	Del Mar	87,944	100.0%	100.0%
12830 El Camino Real	Del Mar	196,444	100.0%	100.0%
12860 El Camino Real	Del Mar	92,042	100.0%	100.0%
12348 High Bluff Drive	Del Mar	39,193	100.0%	100.0%
12400 High Bluff Drive	Del Mar	216,518	100.0%	100.0%
3579 Valley Centre Drive	Del Mar	54,960	100.0%	100.0%
3611 Valley Centre Drive	Del Mar	132,425	96.4%	96.4%
3661 Valley Centre Drive	Del Mar	131,662	100.0%	100.0%
3721 Valley Centre Drive	Del Mar	115,193	100.0%	100.0%
3811 Valley Centre Drive	Del Mar	118,912	100.0%	100.0%
3745 Paseo Place	Del Mar	95,871	82.4%	89.7%
13480 Evening Creek Drive North (1)	I-15 Corridor	154,157	5.6%	5.6%
13500 Evening Creek Drive North	I-15 Corridor	143,749	100.0%	100.0%
13520 Evening Creek Drive North	I-15 Corridor	146,701	100.0%	100.0%
2100 Kettner Boulevard	Little Italy	204,682	0.0%	0.0%
2305 Historic Decatur Road	Point Loma	107,456	100.0%	100.0%
9455 Towne Centre Drive	University Towne Center	160,444	100.0%	100.0%
Total San Diego County		2,708,676	86.3%	86.5%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

San Francisco Bay Area, California
4100 Bohannon Drive	Menlo Park	47,379	100.0%	100.0%
4200 Bohannon Drive	Menlo Park	45,451	65.8%	65.8%
4300 Bohannon Drive	Menlo Park	63,079	48.7%	85.3%
4400 Bohannon Drive (1)	Menlo Park	48,146	21.3%	21.3%
4500 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
4600 Bohannon Drive	Menlo Park	48,147	93.0%	93.0%
4700 Bohannon Drive	Menlo Park	63,078	100.0%	100.0%
1290-1300 Terra Bella Avenue	Mountain View	114,175	48.9%	99.7%
680 E. Middlefield Road	Mountain View	171,676	100.0%	100.0%
690 E. Middlefield Road	Mountain View	171,215	100.0%	100.0%
1701 Page Mill Road	Palo Alto	128,688	100.0%	100.0%
3150 Porter Drive	Palo Alto	36,886	100.0%	100.0%
900 Jefferson Avenue	Redwood City	228,505	100.0%	100.0%
900 Middlefield Road	Redwood City	118,764	100.0%	100.0%
100 Hooper Street	San Francisco	417,914	100.0%	100.0%
100 First Street	San Francisco	480,457	92.3%	98.8%
303 Second Street	San Francisco	784,658	84.9%	84.9%
201 Third Street	San Francisco	346,538	77.3%	77.3%
360 Third Street	San Francisco	429,796	99.6%	99.6%
250 Brannan Street	San Francisco	100,850	100.0%	100.0%
301 Brannan Street	San Francisco	82,834	100.0%	100.0%
333 Brannan Street	San Francisco	185,602	100.0%	100.0%
345 Brannan Street	San Francisco	110,050	99.7%	99.7%
350 Mission Street	San Francisco	455,340	99.7%	99.7%
345 Oyster Point Boulevard	South San Francisco	40,410	100.0%	100.0%
347 Oyster Point Boulevard	South San Francisco	39,780	100.0%	100.0%
349 Oyster Point Boulevard	South San Francisco	65,340	100.0%	100.0%
350 Oyster Point Boulevard	South San Francisco	234,892	100.0%	100.0%
352 Oyster Point Boulevard	South San Francisco	232,215	100.0%	100.0%
354 Oyster Point Boulevard	South San Francisco	193,472	100.0%	100.0%
505 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
555 Mathilda Avenue	Sunnyvale	212,322	100.0%	100.0%
599 Mathilda Avenue	Sunnyvale	76,031	100.0%	100.0%
605 Mathilda Avenue	Sunnyvale	162,785	100.0%	100.0%
Total San Francisco Bay Area		6,211,875	93.8%	95.6%

________________________
(1)This property is part of a complex of properties and is analyzed at the complex level.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Occupancy Overview by Region, continued

	Submarket	Square Feet	Occupied	Leased

Greater Seattle, Washington
601 108th Avenue NE	Bellevue	490,738	99.8%	99.8%
10900 NE 4th Street	Bellevue	428,557	98.8%	98.8%
2001 West 8th Avenue	Denny Regrade	539,226	90.0%	90.0%
333 Dexter Avenue North	Lake Union	618,766	100.0%	100.0%
701 N. 34th Street	Lake Union	141,860	100.0%	100.0%
801 N. 34th Street	Lake Union	173,615	100.0%	100.0%
837 N. 34th Street	Lake Union	112,487	100.0%	100.0%
320 Westlake Avenue North	Lake Union	184,644	96.1%	96.1%
321 Terry Avenue North	Lake Union	135,755	100.0%	100.0%
401 Terry Avenue North	Lake Union	174,530	100.0%	100.0%
Total Greater Seattle		3,000,178	97.7%	97.7%

TOTAL STABILIZED OFFICE PORTFOLIO		16,248,802	90.8%	92.6%

			Average Residential Occupancy
RESIDENTIAL PROPERTIES	Submarket	Total No. of Units	Quarter-to-Date	Year-to-Date

Greater Los Angeles
1550 N. El Centro Avenue	Hollywood	200	93.2%	93.9%
6390 De Longpre Avenue	Hollywood	193	91.2%	87.6%
San Diego County
3200 Paseo Village Way	Del Mar	608	94.3%	95.4%
TOTAL RESIDENTIAL PROPERTIES		1,001	93.5%	93.6%

Q3 2022 Supplemental Financial Report

Information on Leases Commenced (1)

Quarter to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rate
	New	Renewal	New	Renewal	Total
2nd Generation (4)	12	10	107,282	110,726	218,008	70	$42.32	$7.25	23.3%	7.5%	58.6%
Development Leasing (5)	2	—	242,400	—	242,400	142	$149.84	$12.40
TOTAL:	14	10	349,682	110,726	460,408

Year to Date	# of Leases (2)		Square Feet (2)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (3)	TI/LC Per Sq.Ft. /Year (3)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rate
	New	Renewal	New	Renewal	Total
2nd Generation (4)	36	23	305,173	205,668	510,841	72	$53.21	$8.87	24.5%	8.0%	30.2%
Development Leasing (5)	8	1	576,794	945	577,739	138	$134.50	$11.70
TOTAL:	44	24	881,967	206,613	1,088,580

________________________
(1)Includes 100% of consolidated property partnerships.
(2)Represents leasing activity for leases that commenced at properties in the stabilized and development and redevelopment portfolios during the period, net of month-to-month leases.
(3)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(4)Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic.
(5)Represents leases commenced on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.

Q3 2022 Supplemental Financial Report

Information on Leases Executed (1)

Quarter to Date (2)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation (5)	4	10	15,822	110,726	126,548	74	$41.08	$6.66	16.8%	1.2%	58.6%
Development Leasing (6)	1	—	5,524	—	5,524	87	$102.69	$14.16
TOTAL:	5	10	21,346	110,726	132,072

Year to Date (7)	# of Leases (3)		Square Feet (3)			Weighted Average Lease Term (Mo.)	TI/LC Per Sq.Ft. (4)	TI/LC Per Sq.Ft. /Year (4)	Changes in GAAP Rents	Changes in Cash Rents	Retention Rates
	New	Renewal	New	Renewal	Total
2nd Generation (5)	32	23	327,234	205,668	532,902	87	$77.93	$10.75	29.4%	10.5%	30.2%
Development Leasing (6)	4	1	31,075	945	32,020	115	$138.70	$14.47
TOTAL:	36	24	358,309	206,613	564,922

________________________
(1)Includes 100% of consolidated property partnerships.
(2)During the three months ended September 30, 2022, 4 new leases totaling 18,994 square feet were signed but not commenced as of September 30, 2022.
(3)Represents leasing activity for leases signed at properties in the stabilized and development and redevelopment portfolios during the period, net of month-to-month leases.
(4)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements and indirect leasing costs.
(5)Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic.
(6)Represents leasing on new construction added to the stabilized portfolio and leasing activity for leases signed in our development and redevelopment portfolios.
(7)During the nine months ended September 30, 2022, 14 new leases totaling 249,115 square feet were signed but not commenced as of September 30, 2022.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Capital Expenditures
($ in thousands)

	Total 2022	Q3 2022	Q2 2022	Q1 2022

1st Generation (Nonrecurring) Capital Expenditures: (1)
Capital Improvements	$4,239	$271	$1,855	$2,113
Tenant Improvements & Leasing Commissions (2)	1,520	—	596	924

Total	$5,759	$271	$2,451	$3,037

	Total 2022	Q3 2022	Q2 2022	Q1 2022

2nd Generation (Recurring) Capital Expenditures: (1)
Capital Improvements	$24,083	$10,093	$9,045	$4,945
Tenant Improvements & Leasing Commissions (2)	28,765	10,577	9,848	8,340

Total	$52,848	$20,670	$18,893	$13,285

________________________
(1)Includes 100% of capital expenditures of consolidated property partnerships.
(2)Includes tenant improvement costs and third-party leasing commissions. Amounts exclude tenant-funded tenant improvements.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Summary (1)
($ in thousands, except for annualized rent per sq. ft.)

# of Expiring Leases	13	14	19	18	23	74	63	53	62	32	21	34	28	27
% of Total Leased Sq. Ft.	1.2%	1.0%	4.4%	2.2%	2.5%	7.4%	5.1%	13.0%	8.6%	6.9%	6.6%	10.0%	12.4%	18.7%
Annualized Base Rent	$8,209	$7,195	$32,533	$14,338	$19,844	$48,716	$36,680	$89,148	$50,021	$63,767	$52,768	$85,353	$119,869	$180,986
% of Total Annualized Base Rent (4)	1.0%	0.8%	4.0%	1.8%	2.5%	6.0%	4.5%	11.0%	6.2%	7.9%	6.5%	10.5%	14.9%	22.4%
Annualized Rent per Sq. Ft.	$49.01	$45.19	$51.58	$45.50	$55.77	$45.71	$49.75	$47.21	$40.20	$63.45	$55.32	$58.76	$66.79	$66.67
________________________
(1)For leases that have been renewed early with existing tenants, the expiration date and annualized base rent information presented takes into consideration the renewed lease terms. Excludes leases not commenced as of September 30, 2022, space leased under month-to-month leases, storage leases, vacant space and future lease renewal options not executed as of September 30, 2022.
(2)Adjusting for leasing transactions executed as of September 30, 2022 but not yet commenced, the 2022 expirations would be reduced by 85,639 square feet.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.
(4)Includes 100% of annualized base rent of consolidated property partnerships.

Q3 2022 Supplemental Financial Report

Stabilized Portfolio Lease Expiration Schedule by Region
($ in thousands, except for annualized rent per sq. ft.)

Year	Region	# of Expiring Leases	Total Square Feet	% of Total Leased Sq. Ft.	Annualized Base Rent (1)	% of Total Annualized Base Rent	Annualized Rent per Sq. Ft.

2022	Greater Los Angeles	10	133,367	0.9%	$6,302	0.8%	$47.25
	San Diego	2	4,648	—%	200	—%	43.03
	San Francisco Bay Area	1	29,498	0.3%	1,707	0.2%	57.87
	Greater Seattle	—	—	—%	—	—%	—
	Total	13	167,513	1.2%	$8,209	1.0%	$49.01

2023	Greater Los Angeles	45	443,004	3.1%	$22,766	2.8%	$51.39
	San Diego	9	174,914	1.2%	7,670	0.9%	43.85
	San Francisco Bay Area	15	378,089	2.6%	23,592	2.9%	62.40
	Greater Seattle	5	464,901	3.2%	19,882	2.5%	42.77
	Total	74	1,460,908	10.1%	$73,910	9.1%	$50.59

2024	Greater Los Angeles	41	500,017	3.5%	$21,246	2.6%	$42.49
	San Diego	9	57,303	0.4%	3,200	0.4%	55.84
	San Francisco Bay Area	13	262,243	1.8%	15,784	2.0%	60.19
	Greater Seattle	11	246,137	1.7%	8,486	1.0%	34.48
	Total	74	1,065,700	7.4%	$48,716	6.0%	$45.71

2025	Greater Los Angeles	25	192,462	1.3%	$8,468	1.0%	$44.00
	San Diego	19	225,535	1.6%	10,766	1.3%	47.74
	San Francisco Bay Area	9	178,492	1.2%	11,894	1.5%	66.64
	Greater Seattle	10	140,831	1.0%	5,552	0.7%	39.42
	Total	63	737,320	5.1%	$36,680	4.5%	$49.75

2026	Greater Los Angeles	16	331,101	2.3%	$13,151	1.6%	$39.72
	San Diego	12	224,861	1.6%	10,547	1.3%	46.90
	San Francisco Bay Area	14	936,840	6.4%	49,254	6.1%	52.57
	Greater Seattle	11	395,359	2.7%	16,196	2.0%	40.97
	Total	53	1,888,161	13.0%	$89,148	11.0%	$47.21

2027 and Beyond	Greater Los Angeles	63	1,885,302	13.0%	$89,074	11.0%	$47.25
	San Diego	63	1,634,282	11.3%	98,613	12.2%	60.34
	San Francisco Bay Area	44	3,984,099	27.4%	289,021	35.8%	72.54
	Greater Seattle	34	1,661,469	11.5%	76,056	9.4%	45.78
	Total	204	9,165,152	63.2%	$552,764	68.4%	$60.31

________________________
(1)Includes 100% of annualized base rent of consolidated property partnerships.

Q3 2022 Supplemental Financial Report

Top Fifteen Tenants (1)
($ in thousands)

Tenant Name	Region	Annualized Base Rental Revenue (2)	Rentable Square Feet	Percentage of Total Annualized Base Rental Revenue	Percentage of Total Rentable Square Feet	Year(s) of Lease Expiration
Global Technology Company	Greater Seattle / San Diego County	$39,631	779,210	4.9%	4.8%	2032 / 2033
Cruise LLC	San Francisco Bay Area	35,449	374,618	4.4%	2.3%	2031
Amazon.com	Greater Seattle	33,800	780,757	4.2%	4.8%	2023 / 2029 / 2030
Stripe, Inc.	San Francisco Bay Area	33,110	425,687	4.1%	2.6%	2034
LinkedIn Corporation / Microsoft Corporation	San Francisco Bay Area	29,752	663,460	3.7%	4.1%	2024 / 2026
Adobe Systems, Inc.	San Francisco Bay Area / Greater Seattle	27,897	523,416	3.5%	3.2%	2027 / 2031
Salesforce, Inc.	San Francisco Bay Area	24,076	451,763	3.0%	2.8%	2031 / 2032
DoorDash, Inc.	San Francisco Bay Area	23,842	236,759	3.0%	1.5%	2032
DIRECTV, LLC (3)	Greater Los Angeles	23,152	684,411	2.9%	4.2%	2027
Okta, Inc.	San Francisco Bay Area	22,387	273,371	2.8%	1.7%	2028
Netflix, Inc.	Greater Los Angeles	21,854	361,388	2.7%	2.2%	2032
Box, Inc.	San Francisco Bay Area	20,390	341,441	2.5%	2.1%	2028
Cytokinetics, Inc.	San Francisco Bay Area	18,014	234,892	2.2%	1.4%	2033
Riot Games, Inc.	Greater Los Angeles	16,427	260,158	2.0%	1.6%	2023 / 2024
Synopsys, Inc.	San Francisco Bay Area	15,492	342,891	1.9%	2.1%	2030
Total Top Fifteen Tenants		$385,273	6,734,222	47.8%	41.4%

________________________
(1)The information presented is as of September 30, 2022.
(2)Includes 100% of annualized base rental revenues of consolidated property partnerships.
(3)On April 5, 2021, DIRECTV, LLC’s successor-in-interest (“DIRECTV”) filed suit in Los Angeles Superior Court against a subsidiary of the Company, claiming that DIRECTV properly exercised its contraction rights as to certain space leased by DIRECTV at the property located at 2250 East Imperial Highway, El Segundo, California. The Company strongly disagrees with the contentions made by DIRECTV and will vigorously defend the litigation.

Q3 2022 Supplemental Financial Report

2022 Operating Property Dispositions
($ in millions)

COMPLETED OPERATING PROPERTY DISPOSITIONS	Submarket	Month of Disposition	No. of Buildings	Rentable Square Feet	Sales Price (1)
1st Quarter
None

2nd Quarter
None

3rd Quarter
3130 Wilshire Boulevard, Santa Monica, CA	West Los Angeles	August	1	96,085	$48.0

TOTAL DISPOSITIONS			1	96,085	$48.0

____________________
(1)Represents gross sales price before the impact of commissions, closing costs and purchase price credits.

Q3 2022 Supplemental Financial Report

Consolidated Ventures (Noncontrolling Property Partnerships)

Property (1)	Venture Partner	Submarket	Rentable Square Feet	KRC Ownership %
100 First Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	480,457	56%
303 Second Street, San Francisco, CA	Norges Bank Real Estate Management	San Francisco	784,658	56%
900 Jefferson Avenue and 900 Middlefield Road, Redwood City, CA (2)	Local developer	Redwood City	347,269	93%

____________________
(1)For breakout of Net Operating Income by partnership, refer to page 40, Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income.
(2)Reflects the KRC ownership percentage at time of agreement. Actual percentage may vary depending on cash flows or promote structure.

03
Development

–Stabilized Office & Life Science Development & Redevelopment Projects
–In-Process Development & Redevelopment
–Future Development Pipeline

Q3 2022 Supplemental Financial Report

Stabilized Office & Life Science Development & Redevelopment Projects
($ in millions)

STABILIZED OFFICE & LIFE SCIENCE DEVELOPMENT & REDEVELOPMENT PROJECTS	Location	Construction Start Date	Stabilization Date (1)	Total Estimated Investment (2)	Rentable Square Feet	% Leased	Total Project % Occupied

1st Quarter
None

2nd Quarter
333 Dexter Avenue North	Lake Union	2Q 2017	2Q 2022	$385.0	618,766	100%	100%

3rd Quarter
2100 Kettner	Little Italy	3Q 2019	3Q 2022	140.0	204,682	14%	—%
12340 El Camino Real (3)	Del Mar	4Q 2021	3Q 2022	40.0	109,307	100%	100%
12400 High Bluff Drive (4)	Del Mar	1Q 2022	3Q 2022	50.0	181,949	100%	100%

TOTAL:				$615.0	1,114,704	84%	82%

____________________
(1)Represents the earlier of 95% occupancy date or one year from substantial completion of base building components.
(2)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped, except for 12400 High Bluff Drive, which includes 66% of the depreciated basis, representing the 66% of the building that was subject to redevelopment.
(3)Redevelopment project.
(4)Completed 144,000 rentable square feet that was in the scope of redevelopment.

Q3 2022 Supplemental Financial Report

In-Process Development & Redevelopment
($ in millions)

	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 9/30/2022 (4)	% Leased	Total Project % Occupied
TENANT IMPROVEMENT (1)

Office
Austin
Indeed Tower	Austin CBD	2Q 2021	1Q 2024	734,000	$690.0	$595.8	68%	16%

TOTAL:				734,000	$690.0	$595.8	68%	16%

UNDER CONSTRUCTION	Location	Construction Start Date	Estimated Stabilization Date (2)	Estimated Rentable Square Feet (3)	Total Estimated Investment	Total Cash Costs Incurred as of 9/30/2022 (4)(5)	% Leased

Office / Life Science
San Francisco Bay Area
Kilroy Oyster Point - Phase 2	South San Francisco	2Q 2021	2Q 2025	875,000	$940.0	$325.6	—%
San Diego County
9514 Towne Centre Drive	University Towne Center	3Q 2021	4Q 2023	71,000	60.0	25.5	100%
4690 Executive Drive	University Towne Center	1Q 2022	3Q 2023	52,000	25.0	9.5	100%

TOTAL:				998,000	$1,025.0	$360.6	12%

________________________
(1)Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.
(2)For office and retail, represents the earlier of anticipated 95% occupancy date or one year from substantial completion of base building components. For multi-phase projects, interest and carry cost capitalization may cease and recommence driven by various factors, including tenant improvement construction and other tenant related timing or project scope. For projects being redeveloped, redevelopment will occur in phases based on existing lease expiration dates and timing of the tenant improvement build-out.
(3)For projects being redeveloped, represents the total square footage leased.
(4)Represents costs incurred as of September 30, 2022, excluding GAAP accrued liabilities and leasing overhead.
(5)For redevelopment projects, includes the existing depreciated basis for the buildings to be redeveloped.

Q3 2022 Supplemental Financial Report

Future Development Pipeline
($ in millions)

FUTURE DEVELOPMENT PIPELINE	Location	Approx. Developable Square Feet (1)	Total Cash Costs Incurred as of 9/30/2022 (2)

Greater Los Angeles
1633 26th Street (3)	West Los Angeles	190,000	$14.0
San Diego County
Santa Fe Summit South / North	56 Corridor	600,000 - 650,000	104.9
2045 Pacific Highway	Little Italy	275,000	51.3
Kilroy East Village	East Village	TBD	65.0
San Francisco Bay Area
Kilroy Oyster Point - Phases 3 and 4	South San Francisco	875,000 - 1,000,000	200.9
Flower Mart	SOMA	2,300,000	452.2
Greater Seattle
SIX0 - Office & Residential	Denny Regrade	925,000	159.4
Austin
Stadium Tower	Stadium District / Domain	493,000	52.3

TOTAL:			$1,100.1

________________________
(1)The developable square feet and scope of projects could change materially from estimated data provided due to one or more of the following: any significant changes in the economy, market conditions, our markets, tenant requirements and demands, construction costs, new supply, regulatory and entitlement processes or project design.
(2)Represents costs incurred as of September 30, 2022, excluding accrued liabilities recorded in accordance with GAAP.
(3)Project moved from the stabilized portfolio to the future development pipeline in the second quarter of 2022.

04
Debt and
Capitalization Data

–Capital Structure
–Debt Analysis

Q3 2022 Supplemental Financial Report

Capital Structure
As of September 30, 2022 ($ in thousands)

Debt Balance (3)	Stated Rate	Maturity Date

Unsecured Debt (4)
$425,000	3.45%	12/15/2024
$400,000	4.38%	10/1/2025
$50,000	4.30%	7/18/2026
$200,000	4.35%	10/18/2026
$175,000	3.35%	2/17/2027
$400,000	4.75%	12/15/2028
$75,000	3.45%	2/17/2029
$400,000	4.25%	8/15/2029
$500,000	3.05%	2/15/2030
$350,000	4.27%	1/31/2031
$425,000	2.50%	11/15/2032
$450,000	2.65%	11/15/2033

Secured Debt
$160,850	3.57%	12/1/2026
$84,028	4.48%	7/1/2027
________________________
(1)Value based on closing share price of $42.11 as of September 30, 2022.
(2)Includes common units of the Operating Partnership not owned by the Company; does not include noncontrolling interests in consolidated property partnerships.
(3)Represents the gross aggregate principal amount due at maturity before the effect of unamortized deferred financing costs and premiums and discounts.
(4)As of September 30, 2022, there was no outstanding balance on the unsecured revolving credit facility.

Q3 2022 Supplemental Financial Report

Debt Analysis
As of September 30, 2022

TOTAL DEBT COMPOSITION (1)
	Weighted Average
	Interest Rate	Years to Maturity
Secured vs. Unsecured Debt
Unsecured Debt	3.6%	6.6
Secured Debt	3.9%	4.4
Floating vs. Fixed-Rate Debt
Floating-Rate Debt	—%	—
Fixed-Rate Debt	3.7%	6.5

Stated Interest Rate	3.7%	6.5

GAAP Effective Rate	3.7%

GAAP Effective Rate Including Debt Issuance Costs	3.9%

KEY DEBT COVENANTS
	Covenant	Actual Performance as of September 30, 2022

Unsecured Credit Facility and Private Placement Notes (as defined in the Credit Agreements):
Total debt to total asset value	less than 60%	29%
Fixed charge coverage ratio	greater than 1.5x	3.9x
Unsecured debt ratio	greater than 1.67x	3.49x
Unencumbered asset pool debt service coverage	greater than 1.75x	4.58x

Unsecured Senior Notes due 2024, 2025, 2028, 2029, 2030, 2032 and 2033 (as defined in the Indentures):
Total debt to total asset value	less than 60%	34%
Interest coverage	greater than 1.5x	8.9x
Secured debt to total asset value	less than 40%	2%
Unencumbered asset pool value to unsecured debt	greater than 150%	304%

________________________
(1)As of September 30, 2022, there was no outstanding balance on the unsecured revolving credit facility.

05
Non-GAAP Supplemental
Measures

Q3 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures
Included in this section are management’s statements regarding certain non-GAAP financial measures provided in this supplemental financial report and, with respect to Funds From Operations available to common stockholders and common unitholders (“FFO”), in the Company’s earnings release on October 25, 2022 and the reasons why management believes that these measures provide useful information to investors about the Company’s financial condition and results of operations.

Net Operating Income:

Management believes that Net Operating Income (“NOI”) is a useful supplemental measure of the Company’s operating performance. The Company defines NOI as follows: consolidated operating revenues (rental income and other property income) less consolidated property and related expenses (property expenses, real estate taxes and ground leases). Other real estate investment trusts (“REITs”) may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs.

Because NOI excludes leasing costs, general and administrative expenses, interest expense, depreciation and amortization, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the consolidated revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The Company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows the Company to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant base have on the Company’s results, margins and returns. In addition, management believes that NOI provides useful information to the investment community about the Company’s financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

However, NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Same Store Net Operating Income:

Management believes that Same Store NOI is a useful supplemental measure of the Company’s operating performance. Same Store NOI represents the consolidated NOI for all of the properties that were owned and included in the Company's stabilized portfolio for two comparable reporting periods. Because Same Store NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store NOI, and accordingly, the Company’s Same Store NOI may not be comparable to other REITs.

However, Same Store NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company’s entire portfolio, nor does it reflect the impact of general and administrative expenses, leasing costs, interest expense, depreciation and amortization costs, other nonproperty income and losses and the level of capital expenditures necessary to maintain the operating performance of the Company’s properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company’s results from operations.

Q3 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Same Store Cash Net Operating Income:

Management believes that Same Store Cash NOI is a useful supplemental measure of the Company’s operating performance. Same Store Cash NOI represents the consolidated NOI for all of the properties that were owned and included in the Company’s stabilized portfolio for two comparable reporting periods, adjusted for the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles, and the provision for bad debts. Because Same Store Cash NOI excludes the change in NOI from developed, redeveloped, acquired and disposed of and held for sale properties, it highlights operating trends on a cash basis such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same Store Cash NOI, and accordingly, our Same Store Cash NOI may not be comparable to other REITs.

However, Same Store Cash NOI should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect the operations of the Company's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact the Company's results from operations.

EBITDA, as adjusted:

Management believes that consolidated earnings before interest expense, depreciation and amortization, gain/loss on early extinguishment of debt, gains and losses on depreciable real estate, net income attributable to noncontrolling interests, preferred dividends and distributions, original issuance costs of redeemed preferred stock and preferred units, and impairment losses (“EBITDA, as adjusted”) is a useful supplemental measure of the Company’s operating performance. When considered with other GAAP measures and FFO, management believes EBITDA, as adjusted, gives the investment community a more complete understanding of the Company’s consolidated operating results, including the impact of general and administrative expenses and acquisition-related expenses, before the impact of investing and financing transactions and facilitates comparisons with competitors. Management also believes it is appropriate to present EBITDA, as adjusted, as it is used in several of the Company’s financial covenants for both its secured and unsecured debt. However, EBITDA, as adjusted, should not be viewed as an alternative measure of the Company’s operating performance since it excludes financing costs as well as depreciation and amortization costs which are significant economic costs that could materially impact the Company’s results of operations and liquidity. Other REITs may use different methodologies for calculating EBITDA, as adjusted, and, accordingly, the Company’s EBITDA, as adjusted, may not be comparable to other REITs. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.

Q3 2022 Supplemental Financial Report

Management Statements on Non-GAAP Supplemental Measures, continued
Funds From Operations:

The Company calculates Funds From Operations available to common stockholders and common unitholders (“FFO”) in accordance with the 2018 Restated White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

Management believes that FFO is a useful supplemental measure of the Company’s operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the Company’s activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, the Company’s FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, management believes that FFO along with the required GAAP presentations provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of the Company’s operating performance since it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties, which are significant economic costs and could materially impact the Company’s results from operations.

Funds Available for Distribution:

Management believes that Funds Available for Distribution available to common stockholders and common unitholders (“FAD”) is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards, amortization of above (below) market rents for acquisition properties and non-cash executive compensation expense then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements, adjusting for other lease related items and amounts of gain or loss on marketable securities related to the Company’s executive deferred compensation plan that are capitalized as development costs, and after adjustment for amounts attributable to noncontrolling interests in consolidated property partnerships. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

06
Definitions and Reconciliations

Q3 2022 Supplemental Financial Report

Definitions Included in Supplemental

Annualized Base Rent:
Includes the impact of straight-lining rent escalations and the amortization of free rent periods and excludes the impact of the following: amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above/below market rents, amortization for lease incentives due under existing leases, and expense reimbursement revenue. Additionally, the underlying leases contain various expense structures including full service gross, modified gross and triple net. Amounts represent percentage of total portfolio annualized contractual base rental revenue.

Change in GAAP/Cash Rents (Leases Commenced):
Calculated as the change between GAAP/cash rents for new/renewed leases and the expiring GAAP/cash rents for the same space. Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.

Change in GAAP/Cash Rents (Leases Executed):
Calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. Includes leases for which re-leasing timing was impacted by the COVID-19 pandemic and restrictions intended to prevent its spread. Excludes leases for which the space was vacant when the property was acquired by the Company.

Estimated Stabilization Date (Development):
Management’s estimation of the earlier of stabilized occupancy (95%) or one year from the date of the cessation of major base building construction activities for office and retail properties and upon substantial completion for residential properties.

FAD Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD.

First Generation Capital Expenditures:
Capital expenditures for newly acquired space, newly developed, and redeveloped space, or a significant change in use or repositioning of space that result in additional revenue generated when the space is re-leased. These costs are not subtracted in our calculation of FAD.

Fixed Charge Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums) and current year accrued preferred dividends.

FFO Payout Ratio:
Calculated as current-quarter dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FFO attributable to common stockholders and unitholders.

Q3 2022 Supplemental Financial Report

Definitions Included in Supplemental, continued

GAAP Effective Rate:
The rate at which interest expense is recorded for financial reporting purposes, which reflects the amortization of any discounts/premiums, excluding debt issuance costs.

Interest Coverage Ratio:
Calculated as EBITDA, as adjusted, divided by gross interest expense (excluding amortization of deferred debt costs and debt discounts/premiums).

Net Effect of Straight-Line Rents:
Represents the straight-line rent income recognized during the period offset by cash received during the period that was applied to deferred rents receivable balances for terminated leases and the provision for bad debts recorded for deferred rent receivable balances.

Net Operating Income Margins:
Calculated as Net Operating Income divided by total revenues.

Retention Rates (Leases Commenced):
Calculated as the percentage of space either renewed or expanded into by existing tenants or subtenants at lease expiration.

Same Store Portfolio:
Our Same Store portfolio includes all of our properties owned and included in our stabilized portfolio for two comparable reporting periods, i.e., owned and included in our stabilized portfolio as of January 1, 2021 and still owned and included in the stabilized portfolio as of September 30, 2022. It does not include undeveloped land, development and redevelopment properties currently committed for construction, under construction, or in the tenant improvement phase, completed residential developments not yet stabilized and properties held-for-sale. We define redevelopment properties as those projects for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan, the intended result of which is a higher economic return on the property.
Second Generation Capital Expenditures:
Second generation leasing includes space in the stabilized portfolio where we have made capital expenditures to maintain the current market revenue stream; generally recurring in nature or related to space previously occupied.

Stated Interest Rate:
The rate at which interest expense is recorded per the respective loan documents, excluding the impact of the amortization of any debt discounts/premiums.

Tenant Improvement Phase:
Represents projects that have reached cold shell condition and are ready for tenant improvements, which may require additional major base building construction before being placed in service.

Q3 2022 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to Same Store Net Operating Income
(unaudited, $ in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net Income Available to Common Stockholders	$79,757	$47,028	$179,990	$580,498
Net income attributable to noncontrolling common units of the Operating Partnership	664	460	1,695	5,700
Net income attributable to noncontrolling interests in consolidated property partnerships	6,239	6,005	18,333	17,586
Net Income	86,660	53,493	200,018	603,784
Adjustments:
General and administrative expenses	23,524	22,990	68,425	69,482
Leasing costs	1,015	798	3,475	2,373
Depreciation and amortization	81,140	73,213	266,215	222,734
Interest income and other income, net	(295)	(976)	(501)	(3,686)
Interest expense	19,982	16,105	60,728	59,829
Gain on sale of depreciable operating property	(17,329)	—	(17,329)	(457,831)
Net Operating Income, as defined (1)	194,697	165,623	581,031	496,685
Wholly-Owned Properties	170,166	140,512	507,338	421,839
Consolidated property partnerships: (2)
100 First Street (3)	5,791	6,123	17,448	18,700
303 Second Street (3)	12,941	12,978	38,264	38,234
Crossing/900 (4)	5,799	6,010	17,981	17,912
Net Operating Income, as defined (1)	194,697	165,623	581,031	496,685
Non-Same Store Net Operating Income (5)	(38,659)	(12,964)	(112,757)	(50,306)
Same Store Net Operating Income	156,038	152,659	468,274	446,379
GAAP to Cash Adjustments:
GAAP Operating Revenues Adjustments, net (6)	(7,571)	(13,136)	(21,009)	(39,303)
GAAP Operating Expenses Adjustments, net	101	104	311	285
Same Store Cash Net Operating Income	$148,568	$139,627	$447,576	$407,361

________________________
(1)Please refer to pages 34-35 for Management Statements on Net Operating Income, Same Store Net Operating Income and Same Store Cash Net Operating Income.
(2)Reflects Net Operating Income for all periods presented.
(3)For all periods presented, an unrelated third party entity owned approximately 44% common equity interests in two properties located at 100 First Street and 303 Second Street in San Francisco, CA.
(4)For all periods presented, an unrelated third party entity owned an approximate 7% common equity interest in two properties located at 900 Jefferson Avenue and 900 Middlefield Road in Redwood City, CA.
(5)Includes the results of one office property disposed of during the first quarter 2021, two office operating properties disposed of during the fourth quarter 2021, one office operating property disposed of in the third quarter of 2022, our 193-unit residential project added to the stabilized portfolio in the second quarter of 2021, one office development building added to the stabilized portfolio in the second quarter of 2021, two office development buildings added to the stabilized portfolio in the third quarter of 2021, two office development buildings added to the stabilized portfolio in the fourth quarter of 2021, one office development building added to the stabilized portfolio during the second quarter of 2022, one office development building and two life science redevelopment buildings added to the stabilized portfolio during the third quarter of 2022, one operating property acquired during the third quarter of 2021, and our in-process and future development projects.
(6)Includes the net effect of straight-line rents, amortization of deferred revenue related to tenant-funded tenant improvements, amortization of above and below market lease intangibles and revenue reversals (recoveries) related to tenant creditworthiness.

Q3 2022 Supplemental Financial Report

Reconciliation of Net Income Available to Common Stockholders to EBITDA, as Adjusted
(unaudited, $ in thousands)

	Three Months Ended September 30,
	2022	2021
Net Income Available to Common Stockholders	$79,757	$47,028
Interest expense	19,982	16,105
Depreciation and amortization	81,140	73,213
Net income attributable to noncontrolling common units of the Operating Partnership	664	460
Net income attributable to noncontrolling interests in consolidated property partnerships	6,239	6,005
Gain on sale of depreciable operating property	(17,329)	—
EBITDA, as adjusted (1)	$170,453	$142,811

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(1)Please refer to page 35 for a Management Statement on EBITDA, as adjusted. The Company’s calculation of EBITDA, as adjusted, is the same as EBITDAre, as defined by NAREIT, as the Company does not have any unconsolidated joint ventures.